EMPLOYMENT
                                                                 AGREEMENT dated
                                                                 as of September
                                                                 9, 2002,
                                                                 between
                                                                 SYNAPTIC
                                                                 PHARMACEUTICAL
                                                                 CORPORATION, a
                                                                 Delaware
                                                                 corporation
                                                                 (the
                                                                 "Company"), and
                                                                 Errol de Souza
                                                                 (the
                                                                 "Employee").

     Effective as of the Start Date (as defined below), the Employee is hereby employed by the Company as its Chief Executive Officer and President. As a result of such employment by the Company, the Employee will possess special and particular knowledge of the business and operations of the Company and of the industry in which it operates. The Company and the Employee desire to set forth in writing the terms of the Employee's employment by the Company in the capacity of Chief Executive Officer and President.

     ACCORDINGLY, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

     2. Term. Subject to earlier termination as provided herein, the employment of the Employee hereunder shall be for a four year period commencing on September 9, 2002 (the "Start Date") and ending on the fourth anniversary of the Start Date; provided, however, that commencing as of such fourth anniversary and on each anniversary thereafter, unless either party hereto gives the other party at least 90 days' prior written notice of its or the Employee's election not to extend or further extend the period of the Employee's employment hereunder, such period shall automatically be extended for an additional one-year period on the same terms and conditions set forth herein, unless otherwise mutually agreed upon by the parties in writing. For convenience of reference, such period of employment, as the same may be extended or earlier terminated as aforesaid, is referred to herein as the "Employment Period."

     3. Duties. (a) During the Employment Period, the Employee shall be employed as the Chief Executive Officer and President of the Company and shall perform such duties for the Company consistent with such position as may be provided for in the By-Laws and/or reasonably assigned to the Employee from time to time by the Board of Directors of the Company (the "Board"). The Employee shall report to the Board. In addition, as soon as practicable after the Start Date, the Employee shall be appointed to the Board as a member thereof. If the Board determines that it is in the best interests of the Company to elect or appoint a Chairman of the Board, the Employee shall be considered for such position in good faith by the Board and such candidacy shall be reviewed in an appropriate and serious manner.

     (b) The Employee shall perform the Employee's duties hereunder at the offices of the Company in Paramus, New Jersey; provided, however, that the Company may require the Employee to travel in connection with the performance of such duties.

     (c) The Employee represents and warrants that the performance by Employee of the Employee's duties and obligations under this Agreement will not violate any agreement between the Employee and any other person, firm, partnership, corporation or other organization.

     4. Time to be Devoted to Employment. Except for vacations and absences due to temporary illness in accordance with the policies of the Company, during the Employment Period, the Employee shall devote all of the Employee's business time, attention and energies to the performance of the Employee's duties under this Agreement. During the Employment Period, the Employee shall not, without the prior written consent of the Board, be engaged in any other business activity which, in the judgment of the Board, conflicts with the duties of the Employee under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Employee shall be allowed, to the extent such activities do not substantially interfere with the performance by the Employee of his duties and responsibilities hereunder, to
(a) manage the Employee's personal, financial and legal affairs, and (b) serve on the corporate, civic or charitable boards or committees set forth on Schedule A hereto.

     5.  Compensation;  Reimbursement.  (a) Base Salary.  During the  Employment
Period, the Company shall pay to the Employee a base salary of $450,000 per annum, subject to increase by the Board, in its sole discretion. For convenience of reference, such base salary, as the same may be increased as aforesaid, is referred to herein as the "Base Salary." The Base Salary shall be payable in such installments (but not less frequent than monthly) as is the policy of the Company generally with respect to its executive officers. The Base Salary shall be reviewed annually by the Board for increases only, as determined by the Board in its sole discretion.

     (b) Annual Performance Bonus. The Employee shall be eligible to receive for each calendar year of the Company (or portion thereof) ending during the Employment Period a cash bonus having a target amount equal to 50% of the Employee's Base Salary for such calendar year (or portion thereof) and based on and subject to the achievement of annual performance objectives determined by the Board. Each such cash bonus, if earned, will be payable to the Employee within ninety days after the end of the calendar year in respect of which such bonus is earned. Additional bonuses may be approved by the Board, in its sole discretion. Notwithstanding the above, for calendar year 2002 only, the Employee shall be entitled to receive, if the Employee has not voluntarily resigned (or given notice thereof) prior to January 1, 2003, a guaranteed pro-rated bonus for 2002 equal to $225,000, multiplied by a fraction, the numerator of which is the number of days the Employee is employed by the Company after the Start Date and prior to January 1, 2003, and the denominator of which is 365.

     (c) Benefits. During the Employment Period, the Employee shall be eligible for such benefits as are generally made available to other executive officers of the Company.

     (d) Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Employee, in accordance with the policies and practices of the Company in effect from time to time during such Period, for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder (such expenses being referred to herein as "Reimbursable Expenses") upon presentation by the Employee to the Company of appropriate documentation therefor.

     (e) Option Grants. The Employee shall be granted on the Start Date two separate options to purchase in the aggregate 1,000,000 shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), at a price per share equal to the fair market value of the Common Stock as of the Start Date. The first, an option to acquire 250,000 shares, (A) shall be granted under and subject to the Company's 1996 Incentive Plan (the "Plan") and, to the extent permitted by law, shall be treated as an "incentive stock option" (under Section 422 of the Internal Revenue Code of 1986, as amended), and (B) shall be made pursuant to the terms and conditions of the Company's standard form of stock option agreement, except as modified to reflect the terms and provisions herein. The second option, to acquire 750,000 shares, shall be granted on similar terms, but shall not be granted under the Plan, and shall be made pursuant to the terms and conditions of a stock option agreement similar to the Company's standard form of stock option agreement, except as modified to reflect the terms and provisions herein. Each such stock option will provide, among other things, for pro-rata four-year vesting of the option shares covered thereby, with the option becoming vested monthly in 48 monthly installments beginning on the date in the month immediately following the month in which the option is granted that corresponds to the actual date grant of the option. The Employee shall be considered for additional stock options each year to be determined by the Company's Compensation Committee of the Board in its sole discretion. The form of such stock option agreements is attached hereto as Exhibit A.

     (f) Signing Bonus. The Employee shall be entitled, subject to the vesting and forfeiture conditions set forth below, to receive a one-time signing bonus (the "Signing Bonus") equal to $150,000, payable within thirty days after the Start Date. The Signing Bonus shall vest as to 25% of the aggregate bonus amount on each of the first four anniversaries of the Start Date. In the event of the Employee's termination of employment due to death, a Disability Termination, Termination Without Cause or a Resignation For Good Reason, the Signing Bonus shall become 100% vested as of the date of any such termination. In the event of the Employee's termination for any other reason prior to the fourth anniversary of the Start Date, any unvested portion of the Signing Bonus shall be immediately forfeited and returned in gross amount to the Company by the Employee or the Employee's estate, beneficiaries or other legal representatives. In addition, the Company shall have the right to offset the amount of any such obligation of the Employee against and in reduction of any severance or other benefits or payments which the Employee (or the Employee's estate or beneficiaries) may otherwise be entitled to receive from the Company under this Agreement or otherwise. The Employee and the Company each agree that the aggregate amount of the Signing Bonus shall be treated for all income and payroll tax purposes as ordinary, wage-type compensation actually received in 2002 and all tax returns and other documentation filed or issued by the Employee and/or the Company shall reflect and be consistent with such treatment. Consistent with the above and to the extent required by law or regulation, the Company shall report any amounts of the Signing Bonus returned to the Company by or in respect of the Employee as ordinary income and, to the extent permitted by applicable law and regulation, the Company shall not object to any deduction claimed by the Employee in respect thereof.

     (g) Relocation Expenses. The Employee shall be entitled, to be reimbursed by the Company against receipt of proper invoices for up to $130,000 for all reasonable out-of-pocket costs, including, without limitation, interim living expenses, household property storage costs, real estate closing costs and income tax increases attributable to reimbursements hereunder, related to the relocation of the Employee (and his spouse and dependent children) from Basking Ridge, New Jersey to Paramus, New Jersey or any other township within 30 miles of Paramus, New Jersey.

     6. Termination of Employment.

     (a) General. The Company may terminate the Employee's employment hereunder at any time for any reason. The Employee may terminate the Employee's employment hereunder pursuant to a Resignation for Good Reason, a Voluntary Termination or a Disability Termination. The Employee's employment shall terminate automatically upon the Employee's death. Any termination of the Employee's employment is referred to herein as a "Termination of Employment." Upon the occurrence of any Termination of Employment, the Employee shall immediately resign from any membership on the Board and from any committees thereof (and the Employee shall promptly tender to the Board a written resignation letter effecting the foregoing).

     (b) Termination Notice. The Company or the Employee may initiate a Termination of Employment in any manner permitted hereunder by giving the other party written notice thereof (the "Termination Notice").

     (c) Termination Date. The effective date (the "Termination Date") of any Termination of Employment shall be deemed to be the later of (i) the date on which the Termination Notice is given and (ii) the date specified as the effective date in the Termination Notice; provided, however, that in the case of the Employee's death, the Termination Date shall be the date of death and in the case of a Disability Termination, the Termination Date shall be the thirtieth
(30th) day after receipt by the Employee or the Company of the Termination Notice stating that the termination is a Disability Termination.

     7. Termination by the Company.


     (a) Termination for Cause. Any Termination of Employment initiated by the Company upon the occurrence of an event that constitutes Cause shall be a "Termination for Cause." For purposes of this Agreement, the term "Cause" shall mean (i) the Employee's willful failure to perform those duties that the Employee is required or expected to perform as an employee of the Company under
Section 3 hereof (other than due to a physical disability certified by a physician reasonably acceptable to the Company), (ii) the Employee's engaging in willful misconduct or gross negligence that is materially injurious to the Company, (iii) the Employee's conviction of a felony, or (iv) the Employee's dishonesty intended to personally enrich the Employee at the Company's expense. In the event of a Termination for Cause, the Termination Notice given to the Employee by the Company shall state that the Termination of Employment is "for Cause." Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Employee's employment for Cause. The Employee shall be given the opportunity within 30 calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Employee shall be given 15 days after such meeting to cure such act (or failure to act) to the Board's reasonable satisfaction. Upon failure of the Employee, within such latter 15 day period, to so cure such act or failure to act, the Employee's employment by the Company shall be deemed terminated for Cause. For purposes of this Section 7(a), any conduct engaged in by the Employee shall not be deemed to be willful misconduct if that conduct is taken, or engaged in, by the Employee with a good faith belief that such conduct was in the best interests of the Company.

     (b) Termination Without Cause. Any Termination of Employment initiated by the Company (other than a Termination for Cause or a Disability Termination or due to death) shall be a "Termination Without Cause" and the Employee shall be given at least thirty days prior written notice of any such Termination Without Cause.

     8. Termination by the Employee.


     (a) Resignation for Good Reason. Any Termination of Employment initiated by the Employee within 90 days following the occurrence, without the Employee's express written consent, of any of the following events shall be a "Resignation for Good Reason" and the Company shall be given at least fifteen days prior written notice of any such Resignation for Good Reason:

(i) any material reduction in the Employee's responsibilities or authority within the Company, including, without limitation, a material change in the Employee's reporting rights or duties or the Employee not being the chief executive officer of any entity that results from the merger of the Company into or with any other entity in connection with a Change in Control pursuant to Section 11(d) below;

(ii)     any reduction in the Employee's Base Salary or target bonus amount;

(iii) any relocation of the Employee's principal office location to a location more than 35 miles from Paramus, New Jersey; and

(iv)     any material  reduction  in  the  Employee's  welfare  benefits  in the
         aggregate  (other   than  any  across-the-board  reduction  imposed  on
         substantially all other members of the Company's senior management).

     (b) Other Termination by the Employee. Any Termination of Employment initiated by the Employee (other than a Termination of Employment resulting from the Employee's death, a Resignation for Good Reason or a Disability Termination) shall be a "Voluntary Termination" and the Company shall be given at least thirty days prior written notice of any such Voluntary Termination.

     9. Termination by the Company or by the Employee--Disability Termination. Any Termination of Employment resulting from the Employee's Disability shall be a "Disability Termination." For purposes of this Agreement, the term "Employee's Disability" shall mean the Employee's illness or other physical or mental disability that prevents the Employee from performing the Employee's duties hereunder for a period of 90 consecutive days or 120 business days in any twelve month period. In the event of a Disability Termination, the Termination Notice given to one party by the other party shall state that the Termination of Employment is a "Disability Termination."

     10. Effect of Termination of Employment Generally. In the Event of a Termination of Employment (including without limitation a Voluntary Termination and a Termination for Cause), neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement (other than as contemplated by Section 11), except the right to receive:

(i) the portion of the Base Salary which accrued with respect to the period prior to the Termination Date but which remained unpaid as of the Termination Date;

(ii) the aggregate amount of Reimbursable Expenses which were incurred prior to the Termination Date but which were not reimbursed by the Company as provided in Section 5(d) prior to the Termination Date; and

(iii) any other benefits to which the Employee may be entitled upon such Termination of Employment under the plans, programs and policies of the Company then in effect, which benefits shall be payable in accordance with the terms of such plans, programs and policies.

     11. Effect of Termination Without Cause, Resignation for Good Reason, Disability Termination, Termination Due to the Employee's Death, or Termination after a Change in Control Without Cause or for Good Reason. (a) In the event that the Employee's employment with the Company is terminated prior to the occurrence of a Change in Control (as defined below) and such termination constitutes a Termination Without Cause or a Resignation for Good Reason, neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement other than the following:

(i) the right to receive all amounts and benefits to which the Employee would be entitled under Section 10 upon a Termination of Employment;

(ii) twelve (12) months of Base Salary continuation commencing upon the execution by the Employee of a general release in favor of the Company, its subsidiaries and affiliates, and its officers, employees, and directors, in form and substance acceptable to the Company;

(iii) twenty-four (24) months additional vesting of the stock options granted under and referred to in Section 5(e) above;

(iv) in the event only of a Termination Without Cause, a pro-rated bonus for the year of termination equal to the target bonus amount for such year multiplied by a fraction, the numerator of which shall be the number of days worked in the current calendar year prior to the Termination Without Cause, and the denominator of which shall be 365; and

(v) continuation of the Employee's (A) life insurance coverage for one year after the Termination Date, and (B) medical benefits for one year after the Termination Date to be provided through payment of the Employee's COBRA premium amount (less any contribution requirement of the Employee as of the date of termination), and continuation for one year after the Termination Date of any other welfare benefits the Employee was participating in on such date to the extent permitted by the terms and provisions of the programs providing such benefits.

(b) In the event of a Disability Termination, neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement other than the following:

(i) the right to receive all amounts and benefits to which the Employee would be entitled under Section 10 upon a Termination of Employment;

(ii) a pro-rated bonus payment, payable upon the execution by the Employee of a general release in favor of the Company, its subsidiaries and affiliates, and its officers, employees, and directors, in form and substance acceptable to the Company for the year of termination equal in amount to the average annual bonus amount earned and paid to the Employee during the Employment Period multiplied by a fraction, the numerator of which is the number of days worked in the current calendar year of the Company prior to the Disability Termination, and the denominator of which is 365; and

(iii) twelve (12)months additional vesting of the stock options granted under and referred to in Section 5(e) above.

     (c) In the event of the Employee's death, neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement other than the following:

(i) the right to receive all amounts and benefits to which the Employee would be entitled under Section 10 upon a Termination of Employment;

(ii) a pro-rated bonus payment, payable upon the execution by the Employee's estate of a general release in favor of the Company, its subsidiaries and affiliates, and its officers, employees, and directors, for the year of termination equal in amount to the average annual bonus amount earned and paid to the Employee during the Employment Period, multiplied by a fraction, the numerator of which is the number of days worked in the current calendar year of the Company prior to the date of the Employee's death, and the denominator of which is 365; and

(iii) twelve (12)months additional vesting of the stock options granted under and referred to in Section 5(e) above.

(d) In the event the Employee's employment with the Company is terminated on or after the occurrence of a Change in Control and such termination constitutes a Termination Without Cause or a Resignation for Good Reason, neither the Employee nor the Employee's estate or beneficiaries shall have any further rights or claims against the Company under this Agreement other than the following:

(i) the right to receive all amounts and benefits to which the Employee would be entitled under Section 10 upon a Termination of Employment;

(ii) twelve (12) months of Base Salary, payable in one lump sum upon the execution by the Employee of a general release in favor of the Company, its subsidiaries and affiliates, and its officers, employees, and directors, in form and substance acceptable to the Company;

(iii)    100%  accelerated  vesting  and   exercisability  of  all stock options
         outstanding on the date of such  Termination of Employment.

(iv) in the event only of a Termination Without Cause, a pro-rated bonus for the year of termination equal to the target bonus amount for such year multiplied by a fraction, the numerator of which shall be the number of days worked in the current calendar year of the Company prior to the Termination Without Cause, and the denominator of which shall be 365; and

(v) continuation of the Employee's (A) life insurance coverage for one year after the Termination Date, and (B) medical benefits for one year after the Termination Date to be provided through payment of the Employee's COBRA premium amount (less any contribution requirement of the Employee as of the date of termination), and continuation for one year after the Termination Date of any other welfare benefits the Employee was participating in on such date to the extent permitted by the terms and provisions of the programs providing such benefits.

     In addition, the Employee's employment shall be deemed to have been terminated following a Change in Control (as defined below) by the Company without Cause or by the Employee with Good Reason (a) if the Employee reasonably demonstrates that the Employee's employment was terminated within 90 days prior to a Change in Control without Cause at the request of a person (as defined below) who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (b) if the Employee terminates his employment for Good Reason within 90 days prior to a Change in Control and the Employee reasonably demonstrates that the circumstance(s) or event(s) which constitute such Good Reason occurred at the request of any such person.

     For purposes of this Section 11(d), "Change in Control" shall mean and shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors of the Company then still in office who were directors at the beginning of the period. If the benefits payable hereunder, together with other payments in the nature of compensation to or with respect to the Employee, would otherwise be subject to the excise taxes imposed under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and if the net value of such benefits and payments in the nature of compensation, after reduction for such taxes, is less than the aggregate value of the benefits and payments in the nature of compensation determined as if such amounts had been $1.00 less than a maximum amount which could be paid without imposition of excise taxes, then the benefits payable hereunder shall be reduced to highest amount such that such excise taxes shall not be imposed with respect to the benefits or the other payments in the nature of compensation. It is the intention of this provision to reduce benefits payable hereunder only if the Employee would be in a superior position taking into account such excise taxes than if such payments were made, and such reduction shall, in any event, be the least amount in order that the Employee be better off with the reduction than before such reduction. The calculation of the value of benefits payable hereunder and other payments in the nature of compensation, and the implications of the excise tax rules of Section 280G of the Code, shall be determined by the Company in good faith based on written advice of a national accounting firm.

     12. Non-solicitation of Employees. The Employee agrees that during the term of the Employee's employment with the Company and for a period of one year after the termination of the Employee's employment with the Company for any reason, the Employee shall not directly or indirectly recruit, solicit or otherwise induce or attempt to induce any current employees, or employees separated from employment with the Company for less than one year, of, or any consultants or scientific or other advisors to, the Company to leave the employment of the Company or to cease advising or providing services to the Company.

     13. Non-competition. The Employee agrees that during the term of the Employee's employment with the Company and for a period of one year after the termination of the Employee's employment with the Company for any reason (other than a Termination Without Cause), the Employee shall not directly or indirectly, except as a passive investor in publicly held companies not exceeding 3% of the issued and outstanding shares of any such company, engage, within or with respect to the United States of America, in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly or indirectly engaged in competition with the Company or any of its subsidiaries. For purposes of this Section 13, "competition with the Company or any or its subsidiaries" shall mean engaging in or assisting others in the discovery or development of products or services which have been, or are being, developed by the Company (or are substantially related to such products or services) as of or at the Termination Date and/or activities otherwise involving the Company's technology platform at the Termination Date, and "products" shall be defined and identified, among other criteria, by reference to the underlying mechanisms of action (e.g., their biological targets).

     14. Confidentiality. The Employee agrees that the Employee will not (except as required in the course of employment with the Company), both during the term of Employee's employment with the Company and thereafter, communicate or divulge to, or use for Employee's own benefit or the benefit of any other person, firm or organization, any confidential and proprietary information of the Company and its subsidiaries (other than when required to do so in good faith to perform the Employee's duties and responsibilities under this Agreement or when (a) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power). All, records, files, memoranda, reports, price lists, drawings, plans, sketches and documents and the like, relating to the business of the Company, which Employee shall use or prepare or come into contact within the course of, in connection with, or as a result of employment with the Company, shall remain the Company's sole and exclusive property. Notwithstanding the immediately preceding sentences, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Employee's breach of any portion of this Section 14.

     15.  Ownership  of  Inventions.  Each  Invention  made,  conceived or first actually reduced to practice by the Employee, whether alone or jointly with others, during the term of Employee's employment with the Company and each Invention made, conceived or first actually reduced to practice by the Employee, whether alone or jointly with others, within one year after the termination of Employee's employment with the Company which relates in any way to work performed for the Company during the term of Employee's employment, shall be promptly disclosed in writing to the Board. Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or other characteristics of the Invention. As used in this Agreement, "Invention" means any invention, discovery or innovation with regard to chemistry, enzymology, biotechnology, genetic engineering, medicine, pharmaceuticals or recombinant DNA technology, whether or not patentable, made, conceived, or first actually reduced to practice by Employee, alone or jointly with others, in the course of, in connection with, or as a result of service as an executive of the Company, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof, or any variety of plant or microorganism. Each invention, as herein defined, shall be the sole and exclusive property of the Company. The Employee agrees to execute an assignment to the Company or its nominee of the Employee's entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. The Employee further agrees, upon the request of the Company and at its expense, that the Employee will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. The Employee further agrees, whether or not the Employee is then an employee of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company.

     16. Breach of Restrictive Covenants.


     (a) The Employee acknowledges and agrees that the Company will have no adequate remedy at law, and would be irreparably harmed, if the Employee breaches or threatens to breach any of the provisions of Sections 12, 13, 14 and/or 15 of this Agreement. The Employee agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of such Sections, and to specific performance of each of the terms of such Sections in addition to any other legal or equitable remedies that the Company may have. The Employee further agrees that the Employee shall not, in any equity proceeding relating to the enforcement of the terms of Sections 12, 13, 14 and/or 15, raise the defense that the Company has an adequate remedy at law.

     (b) The terms and provisions of Sections 12, 13, 14 and/or 15 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity or the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Employee's future employment imposed by Section 13 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of Section 13 unreasonable in duration or geographic scope or otherwise, the Employee and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     17. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Employee, at:

                           Mr. Errol de Souza
                           c/o Synaptic Pharmaceutical Corporation
                           215 College Road
                           Paramus, New Jersey  07652

                  with a copy to:

                           Claude E. Johnston
                           Managing Partner
                           Pearl Meyer & Partners
                           445 Park Avenue
                           New York, NY  10022-2606

                  if to the Company, at:

                           Synaptic Pharmaceutical Corporation
                           215 College Road
                           Paramus, New Jersey 07652
                           Attention: Chairman of the Compensation Committee

                           with a copy to:

                           Stephen W. Skonieczny, Esq.
                           Dechert
                           30 Rockefeller Plaza
                           New York, NY  10112

     or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been received when delivered. As used herein, the term "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

     18. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by both parties hereto. Anything contained herein to the contrary notwithstanding, the provisions of this Agreement shall survive the expiration or early termination of the Employment Period.

     19. Assignment. This Agreement is personal in its nature. Accordingly, Employee shall not assign this Agreement or any rights or obligations hereunder to any other person or entity.

     20. Benefits of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, executors and administrators of the Employee and the successors and assigns of the Company.

     21. Obligation of the Company's Successors. The Company shall require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement inform and substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     22. Waiver of Breach. A waiver of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

     23. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     24.  Headings.   The  headings  of  sections  in  this  Agreement  are  for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement.

     25. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without giving effect to principles of conflicts of laws.

     26. Enforceability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such pro vision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent that the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and that any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

     27. Withholding. The Company may withhold from any payments or benefits due or payable under this Agreement or otherwise such taxes and other amounts as shall be required to be withheld pursuant to any applicable law, regulation or rule.

     28. Arbitration. (a) The parties hereto agree that any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement
(including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of this Agreement or the conduct and communications of the parties regarding this Agreement and the subject matter of this Agreement) shall be settled by arbitration at the offices of Judicial Arbitration and Mediation Services, Inc. or successor organization for binding arbitration in New York City by a single arbitrator. The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitrator shall be binding and non-appealable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New Jersey law to the merits of any dispute or claims, without reference to any rules of conflicts of law that might result in the application of any other state's law. Suits to compel or enjoin arbitration or to determine the applicability or legality of arbitration shall be brought in the United States District Court for the Southern District of New York, or if that court lacks jurisdiction, in a state court located within the geographic boundaries thereof. Notwithstanding the foregoing, no party to this Agreement shall be precluded from applying to a proper court for injunctive relief by reason of the presence of this Section 28 or the prior or subsequent commencement of an arbitration proceeding as herein provided.

     (b) The Employee has read and understands this Section 28 which discusses arbitration. The Employee understands that by signing this Agreement, the Employee agrees to submit any claims arising out of relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of the Employee's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

(i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

(ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1964, the Americans wit Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and the Fair Labor Standards Act; and

(iii) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination.

     29. Legal Fees and Other Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, the Employee shall be reimbursed for all attorney fees and expenses incurred by the Employee in pursing any such claim, provided that the Employee substantially prevails in respect of the disputed claim by reason of litigation, arbitration or settlement. In addition, the Employee shall be paid or reimbursed for all reasonable legal fees and expenses incurred by the Employee in connection with the review, preparation and negotiation of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                 SYNAPTIC PHARMACEUTICAL CORPORATION



                                 By:/s/ Jonathan Leff
                                    -------------------------------------
                                 Name:
                                 Title:    Member of the Compensation Committee




                                  /s/ Errol de Souza
                                  ---------------------------------------
                                      Errol de Souza